                                                                   EXHIBIT 12.1


                                 PETROFINA S.A.

             STATEMENT RECOMPUTATION OF EARNINGS TO FIXED CHARGES
                               (in BEF million)

           (in BEF million)                                             For the Year Ended December 31,
                                                   ------------------------------------------------------------------------
                                                         1997             1996           1995          1994          1993
                                                         ----             ----           ----          ----          ----
COMPUTATION OF EARNINGS

Income before taxes and minority interest               42,237            34,322        25,617         22,159        14,916
                                                   -----------        ----------    ----------    -----------   -----------

COMPUTATION OF FIXED CHARGES

Interest, including amortization of debt costs           4,691             5,585         6,079          6,102         7,485

Interst capitalized                                      1,616               863           440          1,247         2,024

Interest factor in rental expense                        1,806             1,594         1,509          1,423         1,546

                                                   -----------        ----------    ----------    -----------   -----------
Total fixed charges                                      8,113             8,042         8,028          8,772        11,055
                                                   -----------        ----------    ----------    -----------   -----------
Earnings, as defined                                    50,350            42,364        33,645         30,931        25,971
                                                   -----------        ----------    ----------    -----------   -----------
Ratio of earnings to fixed charges                        6.21              5.27          4.19           3.53          2.35
                                                   ===========        ==========    ==========    ===========   ===========